POWER OF ATTORNEY



The undersigned hereby constitutes and appoints Jessica R. Brown as attorney to sign for the undersigned and in his name, place and stead, any and all instruments and documents required to be filed with the Securities and Exchange Commission (i) in connection with any sale of securities of the undersigned under Rule 144 of the Securities Act of 1933 and (ii) under Section 16 of the Securities and Exchange Act of 1934, or any rules and regulations promulgated thereunder, in each case with full power and authority to make such filings and to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in connection therewith, as fully and for all intents and purposes as the undersigned could do if personally present, hereby approving the acts of said attorney in fact. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming any of the responsibilities of the undersigned to comply with Rule 144 of the Securities Act of 1933 or Section 16 of the Securities and Exchange Act of 1934 or the rules and regulations promulgated thereunder.

This power of attorney shall remain in full force and effect until the undersigned is not longer required to make filings with the Securities and Exchange Commission in connection with the above, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.


IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of August, 2007.



		_____________
		Edward L. Learn


STATE OF PENNSYLVANIA	)
           	)  SS:
COUNTY OF TIOGA	)


BEFORE ME, a Notary Public in and for said county and state, personally appeared the above-named Edward L. Learn who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 23rd day of August, 2007.



						__________________
                                                 Notary Public- Joy Cole

					My commission expires: 10/07/2010